AMENDMENT NO. 1
                   TO THE SEABOARD CORPORATION
            NON-QUALIFIED DEFERRED COMPENSATION PLAN


     This Amendment made this 17 day of December, 2009 by Seaboard Corporation, a Delaware corporation (the "Company").

                      W I T N E S S E T H:

     WHEREAS,  the  Company  maintains the  Seaboard  Corporation
Non-Qualified Deferred Compensation Plan (the "Plan");

     WHEREAS,  the  Company desires to amend the Plan  to  remove
Seaboard Marine Ltd. from Appendix A, listing the participating employers of the Plan;

     WHEREAS, the Company also desires to amend Article V of the Plan to provide that the Company, in its sole and absolute discretion, may pay the Company Contribution in cash, in lieu of crediting the Account of a Participant;

     NOW,   THEREFORE,  the  Company  hereby  amends  the   Plan,
effective January 1, 2009:

     1. Appendix A to the Plan is amended to remove Seaboard Marine Ltd. as a Participating Employer effective January 1, 2009. Employees of Seaboard Marine Ltd. may not have any further Deferrals after January 1, 2009; however, Deferrals prior to such date shall continue to be subject to the provisions of the Plan.

     2. Article V, Company Contributions, of the Plan is amended as follows:

          a)   To amend and restate Section 5.1 to read as follows:

               5.1  Participation.  Except as set forth
          in    Section   5.3   below,   as   soon   as
          administratively feasible after the last  day
          of each Plan Year a Company Contribution will
          be   credited  to  the  Accounts   of   those
          Participants  determined  by  the   Committee
          under Section 3.2.

          b) Amend Article V of the Plan to add a new Section 5.3 immediately following Section 5.2 of the Plan, providing as follows:

               5.3  Payment of Company Contribution  in
          Cash.    Notwithstanding  anything   to   the
          contrary  contained in this  Article  V,  the
          Company, in its sole and absolute discretion,
          may  pay  to  the Participant a  cash  amount
          equal to the Company Contribution, if any, in
          lieu   of  crediting  the  Account  of   said
          Participant,  as  provided  above   in   this
          Article V.


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     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed the day and year first above written.

                                   SEABOARD CORPORATION



                                   By:  /s/ Steven J. Bresky
                                        Steven J. Bresky
                                        President

ATTESTED:



By:  /s/ David M. Becker
     David M. Becker
     Secretary

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